Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Lakeland Bancorp, Inc.:

We consent to the incorporation by reference in the registration statements on Forms S-3 (File No. 333-192584, effective November 27, 2013; and File No. 333-184301, effective October 5, 2012) and on Forms S-8 (File No. 333-189059, effective June 3, 2013; File No. 333-159664, effective June 2, 2009; File No. 333-125616, effective June 8, 2005; and File No. 333-34296, effective April 7, 2000) of Lakeland Bancorp, Inc. and Subsidiaries of our reports dated April 28, 2014, with respect to the consolidated balance sheet of Lakeland Bancorp, Inc. and Subsidiaries as of December 31, 2013, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the year then-ended, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Lakeland Bancorp, Inc. and Subsidiaries.

/s/ KPMG LLP

Short Hills, New Jersey

April 28, 2014